         SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12

                          Network Imaging Corporation
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
       6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:
         ....................................................................

     2)  Aggregate number of securities to which transaction applies:
          ..................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ..................................................................

     4)  Proposed maximum aggregate value of transaction:
       ..  ..............................................................

     5) Total fee paid:
         .................................................................

/X/  Fee paid previously with preliminary materials.

/ /      Check box if any part of the fee is offset as provided by Exchange Act
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         4) Date Filed:.....................................

                      [NETWORK IMAGING CORPORATION LOGO]

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170

                                                                October 28, 1996

Dear Stockholders:

     It is my pleasure to invite you to the Annual Meeting of Stockholders of Network Imaging Corporation to be held on Thursday, November 21, 1996 at 9:00 a.m., at the Sheraton Premiere Hotel, 8661 Leesburg Pike, Vienna, Virginia.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

     I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ JAMES J. LETO

                                          JAMES J. LETO
                                          Chief Executive Officer

                      [NETWORK IMAGING CORPORATION LOGO]

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, NOVEMBER 21, 1996
                            ------------------------

To our Stockholders:

     The Annual Meeting of Stockholders (the "Meeting") of Network Imaging Corporation (the "Company") will be held on Thursday, November 21, 1996 at 9:00 a.m. E.D.T. at the Sheraton Premiere Hotel at 8661 Leesburg Pike, Vienna, Virginia for the following purposes:

     1. To ratify the adoption of amendments to Sections 3.02, 3.04 and 3.05 of the Bylaws of the Company to provide for a classified Board of Directors;

     2. To elect five directors;

     3. To ratify the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1996;

     4. To consider and vote upon a proposal to amend the 1994 Key Employee Incentive Stock Option Plan that increases the total number of shares for which options may be granted under the plan from 5,000,000 to 6,000,000; and

     5. To transact such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on October 1, 1996 are entitled to receive notice of and to vote at the Meeting.

     You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                          By Order of the Board of Directors

                                          /s/ ROBERT P. BERNARDI

                                          ROBERT P. BERNARDI
                                          Chairman of the Board and Secretary
Herndon, Virginia
October 28, 1996

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Network Imaging Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, November 21, 1996 at 9:00 a.m. E.D.T., at the Sheraton Premiere Hotel, 8661 Leesburg Pike, Vienna, Virginia, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about October 28, 1996, to all holders of record of the Company's Common Stock (the "Common Stock") as of October 1, 1996. A copy of the Company's Form 10-K for the fiscal year ended December 31, 1995, including consolidated financial statements for that year, accompanies this Proxy Statement.

     At the Meeting, stockholders will vote on a proposal to ratify the adoption of certain amendments to the Company's Bylaws, elect five directors, in Class I and Class II, who shall then have terms that end for Class I in 1997 and Class II in 1998. Stockholders will also act upon a proposal to increase the number of shares for which options may be granted under the Company's 1994 Key Employee Incentive Stock Option Plan.

                       VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed the close of business on October 1, 1996 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 21,260,899 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The Company's bylaws provide that a quorum consists of one-third of the shares entitled to vote at the meeting.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Stockholders of record on the Record Date may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

     The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting and casting a ballot.

     The proxy holders, James J. Leto and Robert P. Bernardi, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

     The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

            PROPOSAL 1 -- RATIFICATION OF THE ADOPTION OF AMENDMENTS
                          TO THE BYLAWS OF THE COMPANY

     General. The Board of Directors of the Company has unanimously approved and recommended the adoption of amendments ("Classified Board Amendments") to the Bylaws of the Company (the "Bylaws"), the purpose of which is to classify the Company's Board of Directors. The Classified Board Amendments would classify the Corporation's Board of Directors into two classes, as nearly equal in numbers as possible. Directors in Class I will serve for an initial term to expire at the next annual meeting of stockholders succeeding their election, and directors in Class II will serve for an initial term to expire at the second annual meeting of stockholders succeeding their election. Each successor to a Class I or Class II Director will serve until the second annual meeting of the Stockholders next succeeding his or her election.

     The Classified Board Amendments would modify Sections 3.02, 3.04 and 3.05 of the Bylaws in order to effect the classification of the Board. The following description and discussion of the Classified Board Amendments is a summary only and is not intended to be complete. Stockholders are urged to read carefully the provisions of the proposed Sections 3.02, 3.04 and 3.05, the full text of which is annexed as Appendix A to this Proxy Statement.

     Reasons for and Effects of the Classified Board Amendments. The Board of Directors has unanimously proposed the adoption of the Classified Board Amendments because it believes that it is in the best interests of the Company and its stockholders. The Board of Directors believes that a classified Board structure will provide both continuity and stability to the Company and accountability to the Company's stockholders.

     Board accountability is enhanced by selection of responsible, experienced and respected directors. The Company's annual elections at which approximately one-half of the Board would be elected under the Classified Board Amendments will provide stockholders with the regular opportunity to make significant change in the composition of the Board, while also providing the Company with experienced and knowledgeable directors.

     The Company's Board plays an important role in strategic planning and corporate policy-making. A director's ability to make meaningful contributions in these areas depends in large part on his or her familiarity with the Company's business and affairs. The classified board structure lends stability and enables directors to make deliberate and insightful decisions regarding the Company's business.

     If the Classified Board Amendments are approved, a majority of the Company's directors could only be replaced at the biannual meeting of stockholders at which Class II Directors are elected (instead of each annual meeting), unless directors were removed for cause by the requisite vote of stockholders. The Board of Directors accordingly would be better able to evaluate any takeover proposal for the Company, or any other self-interested proposal, and to assess alternatives, and thereby to ensure that the interests of all stockholders are protected.

     The Classified Board Amendments may discourage potential acquirers because its provisions could operate to delay the purchaser's ability to obtain control of the Board of Directors. The Classified Board Amendments could similarly delay stockholders who do not approve of policies of the Board from replacing the entire board of directors. Adoption of the Classified Board Amendments may also deter certain mergers, tender offers or other takeover attempts which some or a majority of holders of the Company's voting stock may deem to be in their best interest. The Company is not aware of any existing or planned effort on the part of any person to gain control of the Company or to organize a proxy contest for control of the Board.

     If the Classified Board Amendments are not approved, directors will be elected annually.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote in the election of directors at the Meeting is required to approve the Classified Board Amendments.

     THE BOARD OF DIRECTORS BELIEVES THAT A CLASSIFIED BOARD BEST SERVES THE COMPANY, THE STOCKHOLDERS AND THOSE WITH WHOM THE COMPANY DOES BUSINESS, AND ACCORDINGLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                      PROPOSAL 2 -- ELECTION OF DIRECTORS

     The Bylaws, as proposed to be amended by the Classified Board Amendments, will provide that the Company's Board of Directors be divided into Class I and Class II, each class being as nearly equal in number as possible. The term of office of each class of directors will expire alternate years in rotation so that one class is elected at each subsequent annual meeting of stockholders for a two year term. The terms of each of the five current directors will expire at the Meeting. The election shall be for three Class I directors, John F. Burton, James J. Leto and C. Alan Peyser, whose terms shall expire at the next annual meeting of stockholders. The election of the two Class II directors, Robert P. Bernardi and Robert Ripp, shall expire at the second annual meeting of stockholders.

     If the Classified Board Amendments are not adopted at the Meeting, five directors will be elected for terms expiring at the next annual meeting.

     Director candidates are nominated by the Board of Directors.

     At the Meeting, the five directors are to be elected. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Directors in Class I will serve for an initial term to expire at the next annual meeting of stockholders succeeding their election, and directors in Class II will serve for an initial term to expire at the second annual meeting of stockholders succeeding their election. Each successor to a Class I or Class II Director will serve until the second annual meeting of the Stockholders next succeeding his or her election.

     The directors will be elected to serve for their respective terms and until their successors have been elected and have qualified. In the event that any nominee should become unavailable or unable to serve as a director, the persons named as proxies on the proxy card will vote for the person(s) the Board of Directors recommends.

     Set forth below is certain information regarding each nominee for Class I director and each Class II director, each of whose term of office will continue after the Meeting.

NOMINEES FOR CLASS I DIRECTORS

    John F. Burton                      James. J. Leto                       C. Alan Peyser

     The three nominees receiving the vote of a plurality of the outstanding shares of Common Stock present, in person or represented by proxy at the Meeting and entitled to vote on the elections of directors will be elected as the Class I Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

NOMINEES FOR CLASS II DIRECTORS

    Robert P. Bernardi                    Robert Ripp

     The two nominees receiving the vote of a plurality of the outstanding shares of Common Stock present, in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be elected as the Class II Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The current directors and executive officers of the Company, their ages, and their positions held in the Company and other principal occupations are as follows:

             NAME                AGE      POSITIONS WITH THE COMPANY AND PRINCIPAL OCCUPATIONS
------------------------------   ---    --------------------------------------------------------
Robert P. Bernardi............   43     Chairman of the Board and Secretary
James J. Leto.................   52     Director; President and Chief Executive Officer
John F. Burton................   45     Director; Independent Consultant
Alan C. Peyser................   62     Director; Independent Consultant
Robert Ripp...................   54     Director; Corporate Vice President and Chief Financial
                                          Officer, AMP, Inc.
Jorge R. Forgues..............   41     Chief Financial Officer, Vice President of Finance and
                                          Administration and Treasurer
John Flowers..................   46     Senior Vice President of Engineering
Brian H. Hajost...............   40     Senior Vice President of Integrated Products
Russell D. Hale...............   52     Senior Vice President of Federal Sales
Mark T. Wasilko...............   43     Senior Vice President of Marketing

     The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board, subject to provisions of the employment and consulting contracts described below.

     The following is a brief description of the background and business experience of the directors and executive officers of the Company:

     ROBERT P. BERNARDI was a co-founder of the Company and has been a Director of the Company (and its predecessor) since its inception and Chairman of the Board of Directors since September 1995. Mr. Bernardi served as President of the Company from inception to February 1995 and as Chief Executive Officer from inception to May 1996. From 1988 to 1990, Mr. Bernardi was an independent consultant in the document imaging and telecommunications fields. From March 1984 to December 1987, Mr. Bernardi was Chairman and Chief Executive Officer of Spectrum Digital Corporation, a publicly held telecommunications equipment manufacturing company ("Spectrum Digital"), with overall management responsibilities including marketing, sales, engineering and finance. Prior to 1984, Mr. Bernardi held various executive management positions with MCI Communications Corporation ("MCI"), Mobil Corporation, Booz, Allen & Hamilton ("Booz Allen") and the MITRE Corporation. Mr. Bernardi was a co-founder, and, from 1984 to 1987, was a Director of PictureTel Corporation, a manufacturer of full-motion videoconferencing systems ("PictureTel"), and of TranSwitch Corporation, a designer of high-speed telecommunications chips. Mr. Bernardi earned his Bachelor of Science degree in Physics and a Master of Science degree in Business and Economics from the State University of New York at Stonybrook.

     JAMES J. LETO became President and Chief Executive Officer and a Director of the Company in May 1996. Mr. Leto served as the Chairman and Chief Executive Officer of PRC Inc., an information technology company ("PRC"), from January 1993 to February 1996, and prior thereto in various capacities as an executive officer of that company. From January 1989 until February 1992, Mr. Leto served as the Vice President and General Manger of AT&T Federal Systems Computer Division, a division of AT&T charged with developing a major system integration and computer presence in the federal marketplace. Mr. Leto first joined AT&T in November 1977. Mr. Leto is a director of Government Technology Systems, Inc. Mr. Leto earned his Bachelor of Science degree from Wayne State University and his Executive Masters of Science from Pace University.

     JOHN F. BURTON was appointed to the Board of Directors in September 1995. Mr. Burton was President and Chief Executive Officer of Nat Systems, Inc., a provider of applications development software from August 1995 to September 1996. From January 1995 to August 1995, Mr. Burton was an independent consultant in the applications software field. From March 1992 to January 1995, Mr. Burton served as Chief Executive Officer, and from 1989 to January 1995 as President, Chief Operating Officer and a Director, of

Legent Corporation ("Legent"), an independent software vendor. Mr. Burton was co-founder, and from 1984 to 1989 Chief Operating Officer and a Director, of Business Software Technology Inc., a provider of applications management software, which was acquired by Legent in 1989. Prior to 1984, Mr. Burton was Vice President for sales and marketing of Higher Order Software and held senior sales and marketing positions with Cullinet Software. Mr. Burton is also a Director of Banyan Systems, Inc., MapInfo Corporation and Netrix Corporation. Mr. Burton was a founding member of the Northern Virginia High Tech Council. Mr. Burton earned his Bachelor of Arts degree in Economics with honors from Boston College.

     C. ALAN PEYSER became a Director of the Company in May 1996. Mr. Peyser was appointed President and Chief Executive Officer of Cable & Wireless, Inc., in October 1996. From September 1995 to October 1996, Mr. Peyser served as a consultant to Cable & Wireless, Inc. He is also currently President of Country Long Distance Corporation and a member of the Board of Directors of Tridex Corporation and TCI International, Inc. Mr. Peyser previously served as the Chief Executive Officer and President of Cable & Wireless, Inc. from 1980 through September 1995.

     ROBERT RIPP has served as a Director since October 1994. Mr. Ripp is Corporate Vice President and Chief Financial Officer of AMP, Inc., an electronics manufacturer. Prior to joining AMP in 1994, Mr. Ripp was Vice President and Treasurer of International Business Machines Corporation, where he served in various capacities as a finance executive from 1964 to 1994. Mr. Ripp earned his Bachelor of Arts degree in Economics from Iona College and his Master of Arts degree in Economics from New York University. He is a member of the board of directors of ACE, Limited.

     JORGE R. FORGUES became Chief Financial Officer, Vice President of Finance and Administration and Treasurer of the Company in April 1996. From October 1993 through April 1996 Mr. Forgues served as the Vice President of Finance & Administration and Chief Financial Officer of Globalink, Inc., a computer software developer that offers foreign language translation software. From July 1992 to September 1993, Mr. Forgues served as Director of Accounting at Spirit Cruises, Inc., and from June 1987 to June 1992 he served as the Vice President of Finance of Best Programs, Inc., a computer software developer. Mr. Forgues is a director of On-Site Sourcing Incorporated. Mr. Forgues earned a Bachelor of Science in Accounting and a Masters of Business Administration with honors from George Mason University. Mr. Forgues has been a Certified Public Accountant since November 1986.

     JOHN M. FLOWERS, JR. was appointed Senior Vice President of Engineering Services in April 1996. From 1989 to April 1996, Mr. Flowers was with PRC, serving in various capacities, including Manager of the Center for Imaging Technology, Chief Architect for Systems Integration Division, Corporate Director of the Imaging Core Competency Program, and Vice President and Chief Scientist for the Information Systems Division. Mr. Flowers earned a Bachelor of Science in Mathematics from University of Mississippi and a Masters in Divinity from the Southeastern Baptist Theological Seminary.

     RUSSELL D. HALE joined the Company in October 1994 and became Senior Vice President of Sales for the Company in October 1995. From July 1990 to 1994, Mr. Hale was President and General Manager of Network Equipment Technology Federal, Inc., a developer and marketer of wide-area networks and related products. From February 1986 to July 1990, Mr. Hale was Vice President, Business Development for Computer Sciences Corporation, an integrator of computer systems. From March 1984 to February 1986, Mr. Hale served as Senior Defense Advisor to Chase Manhattan Bank and the investment banking firm of Drexel Burnham Lambert. From March 1981 to March 1984 Mr. Hale was Assistant Secretary of the Air Force, Financial Management. Prior thereto Mr. Hale held positions with the House Armed Services Committee, the House Budget Committee, IBM Corporation and the USAF. Mr. Hale earned his Bachelor of Science degree in Engineering from the U.S. Naval Academy and his Master of Science degree in Computer Science from the Georgia Institute of Technology.

     BRIAN H. HAJOST joined the Company in March 1996 and was appointed Senior Vice President of Integrated Products in April 1996. From 1985 to 1995, Mr. Hajost was with Servantis Systems, Inc. (formerly Stockholder Systems, Inc.) where he served in various capacities including Securities Products Group Regional Director Banking Sales, Securities Products Group Vice President Sales Manager, Imaging Technologies Group Vice President Sales and Marketing, and

Imaging Technologies Group Senior Vice President Business Unit Manager. Mr. Hajost earned his Bachelors of Science degree in Business Administration from Miami University.

     MARK T. WASILKO joined the Company in September 1995 and became Senior Vice President of Marketing for the Company in October 1995. From January 1994 to 1995, Mr. Wasilko was Vice President of Corporate Marketing for Legent. Prior thereto, Mr. Wasilko was Senior Vice President for Corporate Marketing at Computer Associates International, Inc., an independent software vendor, where he had held a variety of sales and marketing positions since 1982. Mr. Wasilko earned his Bachelor of Science degree in Business from Miami University.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not also currently employed by the Company, currently Messrs. Burton, Peyser and Ripp, receives a fee of $1,000 for each meeting of the Board or committee thereof which he attends in person and $250 for each such meeting in which he participates by telephone. Mr. Ripp has been granted options on 21,675 shares of Common Stock at $3.75 per share, 25,000 shares of Common Stock at $6.82 per share, and 25,000 shares of Common Stock at $3.82 per share, each with a term of 10 years and each of which is exercisable on a cumulative basis in four equal installments on each of the first four anniversaries of the applicable date of grant. Mr. Burton has been granted an option on 100,000 shares of Common Stock with an exercise price of $3.38 per share and a term of 10 years. The option vests on May 2, 2002 or, earlier, upon the Company's entering into a strategic partnership agreement with a major software company as a result of the assistance of Mr. Burton. Mr. Peyser has been granted an option on 50,000 shares of Common Stock at $3.69 per share with a term of 10 years and which is exercisable on a cumulative basis in four equal installments on each of the first four anniversaries of its date of grant. The exercise prices of the options granted to directors were set at the fair market value of the common stock at the time of grant. The Company otherwise has not compensated any director for any service provided as a director, and it has no standard or other arrangements pursuant to which directors are compensated for services provided as directors.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors held eight meetings during 1995.

     The members of the Audit Committee until September 1995 were William Grossman, Robert P. Bernardi and Robert Ripp. In September, Mr. Grossman resigned from the Board of Directors, and John F. Burton was appointed to fill the vacancy on the Audit Committee. In November 1995 the size of the Audit Committee was reduced to two, with Messrs. Ripp and Burton continuing as members. The Audit Committee functions to recommend to the Board the selection of the independent accountants for the Company and conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent accountants, the scope and results of the audit, the accounting controls practices and policies and the relationship between the Company and its independent accountants. The Audit Committee held three meetings in 1995. During the period he was a director, Mr. Burton attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and its committees on which he served.

     The Company does not have a standing nominating or compensation committee or committees performing similar functions. The Company has a Stock Option Plan Committee which has authority to grant options under the Company's stock option plans to persons who are not executive officers of the Company. Mr. Bernardi and Mr. Ripp are the members of the Stock Option Plan Committee. The Stock Option Plan Committee has followed the practice of taking action by written consent and held no meetings during 1995.

                 OWNERSHIP OF NETWORK IMAGING CORPORATION STOCK

     The following table sets forth certain information, as of October 1, 1996, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, persons named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

     The address of each person who is an officer or director of the Company is 500 Huntmar Park Drive, Herndon, Virginia 20170.

                                                                   NUMBER OF SHARES       PERCENT
               NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)    OF CLASS
    ----------------------------------------------------------   ---------------------    --------
    Fred E. Kassner(2)........................................         1,985,597             9.3
    Robert P. Bernardi(3).....................................         1,745,825             7.7
    James J. Leto.............................................            72,500              *
    Robert M. Sterling, Jr.(4)................................         1,926,825             8.5
    John B. Mann..............................................           900,340             4.1
    John F. Burton............................................                 0              *
    C. Alan Peyser............................................                 0              *
    Robert Ripp(5)............................................            22,088              *
    Joseph T. Pisula..........................................           184,722              *
    Ronald B. Alexander.......................................            92,423              *
    Directors and executive officers as a group (10
      persons)................................................         1,996,663             8.7

---------------
 *  Less than 1% of the outstanding Common Stock.

(1) Under applicable rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of share of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

(2) The address of Mr. Kassner is 69 Spring Street, Ramsey, New Jersey 07446. Of the total shares shown, Mr. Kassner has shared voting and dispositive power with respect to 1,207,857 shares, including 80,000 shares underlying a warrant, held by Liberty Travel, Inc. of which Mr. Kassner is an officer, director, and stockholder. Of the shares reported as being held directly by Mr. Kassner, 54,000 are issuable upon the exercise of a warrant.

(3) Includes 1,348,325 shares issuable upon exercise of options.

(4) Includes 1,348,325 shares issuable upon exercise of options and 96,000 shares issuable upon exercise of Redeemable Common Stock Purchase Warrants. Does not include 50,000 shares of Common Stock purchased by Elizabeth Sterling, the wife of Mr. Sterling. Each of Mr. And Mrs. Sterling disclaims any beneficial ownership in the shares owned by the other.

(5) Includes 17,088 shares issuable upon exercise of options.

                               EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below lists the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executives") as of the end of 1995 and their compensation for services in 1995, 1994 and 1993.

                                  ANNUAL COMPENSATION                          LONG-TERM
                              ---------------------------                     COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                                               SECURITIES
                                                             OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
----------------------------  ----   ---------   --------   ---------------   ------------   ---------------
Robert P. Bernardi..........  1995   $ 182,306   $50,000                        1,148,325(1)
  Chairman of the Board       1994     175,000    64,000                          625,000(2)
  and Chief Executive
  Officer                     1993     120,000    35,000                          500,000(2)
John B. Mann................  1995     196,525    13,175                          360,340(1)
  Assistant Secretary(3)      1994     120,000    24,000                                0
                              1993     111,000    30,000                          250,000(2)
Robert M. Sterling, Jr. ....  1995     184,000    50,000                        1,148,325(1)
  Assistant Secretary(4)      1994     175,000    64,000                          625,000(2)
                              1993     115,000    35,000                          500,000(2)
Joseph T. Pisula............  1995     193,867    28,311                          350,000
  President, Chief Operating  1994      34,800         0
  Officer and Secretary(5)
Ronald B. Alexander.........  1995     171,000    28,331         92,219           211,250(1)
  Chief Financial Officer,    1994      75,000    37,000                          250,000(2)
  Vice President of Finance
  and Administration and
  Treasurer(6)

---------------
(1) The figures shown treat as newly issued in 1995 the replacement options which were exchanged for the options surrendered by Messrs. Bernardi, Mann, Sterling and Alexander pursuant to the Company's 1995 Option Repricing Program. Messrs. Bernardi and Sterling each received replacement options on 938,325 shares in exchange for surrendering options on the 1,125,000 shares shown as having been granted in 1993 and 1994. Mr. Mann received replacement options on 220,840 shares in exchange for surrendering options on the 250,000 shares shown as having been granted in 1993, and Mr. Alexander received replacement options on 211,250 shares in exchange for surrendering an option on the 250,000 shares shown as having been granted in 1994. The Company's 1995 Option Repricing Program allowed holders of out-of-the-money options to surrender them to the Company and receive in exchange therefor replacement options exercisable for fewer shares as determined by a formula intended to achieve approximate economic equivalence between the surrendered options and the replacement options and having an exercise price of $3.75, the same vesting schedule as the surrendered options and a term of ten years commencing on the original grant date of the surrendered option.

(2) Terminated pursuant to the Company's 1995 Option Repricing Program.

(3) During 1992 and 1993, Mr. Mann served as Vice Chairman of the Board of Directors, Chief Operating Officer and Secretary of the Company. He was Secretary and Director from February 1994 to October 1994, when he assumed his current position. He resigned as a director in May 1996. The amounts were paid to Mr. Mann prior to February 1, 1994 and to Mann Enterprises, Inc., of which Mr. Mann is the majority stockholder, subsequent thereto. See "Employment and Consulting Agreements."

(4) From inception of the Company until September 1995, Mr. Sterling served as Chairman of the Board of Directors. Mr. Sterling served as Secretary of the Company from October 1994 until September 1995 when he became an Assistant Secretary. He resigned as a director in May 1996. The amounts were paid to Sterling Capital Group, Inc., of which Mr. Sterling is the sole stockholder. See "Employment and Consulting Agreements."

(5) Mr. Pisula served as a consultant to the Company from November 1994 until his appointment as President in February 1995. Mr. Pisula resigned as an executive officer and director in May 1996.

(6) Mr. Alexander joined the Company as an executive officer on July 7, 1994. Mr. Alexander resigned as an executive officer effective April 19, 1996. Mr. Alexander's other annual compensation consisted of reimbursement for costs and expenses incurred in connection with his relocation from New Jersey to Northern Virginia.

STOCK OPTIONS

     The following table sets forth certain information concerning the grant of options to the Named Executives in 1995. The Company has not granted any stock appreciation rights ("SARs").

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                         INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                          ------------------------------------------------                  VALUE AT ASSUMED
                                                PERCENT OF                                ANNUAL RATES OF STOCK
                              NUMBER OF        TOTAL OPTIONS                               PRICE APPRECIATION
                              SECURITIES        GRANTED TO      EXERCISE                     FOR OPTION TERM
                              UNDERLYING       EMPLOYEES IN      OR BASE     EXPIRATION   ---------------------
          NAME            OPTIONS GRANTED(#)    FISCAL YEAR    PRICE($/SH)    DATE (2)       5%         10%
         ------           ------------------   -------------   -----------   ----------   --------   ----------
Robert P. Bernardi......       210,000(3)          3.76%          $6.82         8/2/05    $900,703   $2,282,558
                               272,400(4)          4.88%           3.75        2/28/03     478,721    1,168,176
                               166,800(3)(4)       2.99%           3.75        3/10/03     298,649      715,315
                               282,375(3)(4)       5.06%           3.75         1/2/04     583,805    1,437,940
                               216,750(3)(4)       3.88%           3.75        8/14/04     511,174    1,295,414
John B. Mann............       140,000(3)          2.51%           6.82         8/2/05     600,469    1,521,706
                               145,280(4)          2.60%           3.75        2/28/03     260,118      623,028
                                75,060(3)(4)       1.34%           3.75        3/10/03     134,392      321,892
Robert M. Sterling,
  Jr. ..................       210,000(3)          3.76%           6.82         8/2/05     900,703    2,282,558
                               272,400(4)          4.88%           3.75        2/28/03     478,721    1,168,176
                               166,800(3)(4)       2.99%           3.75        3/10/03     298,649      715,315
                               282,375(3)(4)       5.06%           3.75         1/2/04     583,805    1,437,940
                               216,750(3)(4)       3.88%           3.75        8/14/04     511,174    1,295,414
Joseph T. Pisula........       350,000(5)          6.27%           3.50        2/26/05     770,396    1,952,335
Ronald B. Alexander.....       211,250(4)(6)       3.78%           3.75        4/20/97     378,325      905,937

     The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Chief Executive Officer and the other Named Executives.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES (1)

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                SHARES                             YEAR-END(#)               AT FISCAL-YEAR END($)(7)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------   ------------   ------------   -----------    -------------    -----------    -------------
Robert P. Bernardi........       None           None         680,582         667,743        $ 230,000          $ 0
John B. Mann..............       None           None         382,810         177,530          230,000            0
Robert M. Sterling,
  Jr. ....................       None           None         680,582         667,743          230,000            0
Joseph T. Pisula..........       None           None          97,223         252,777           24,306            0
Ronald B. Alexander.......       None           None          52,813         158,437                0            0

---------------
(1) The tables and the other notes thereto reflect the effects of the participation by Messrs. Bernardi, Sterling, Mann, and Alexander in the Company's 1995 Option Repricing Program.

(2) Each option will expire on the earlier of (1) the date shown in the table; or (2) three years after the date of the termination of the optionee's relationship with the Company.

(3) Vesting of the options was accelerated in July 1996, and the options are now fully exercisable.

(4) Shares underlying replacement options issued in 1995 in exchange for surrender of options previously granted. See Note (1) to Summary Compensation Table.

(5) In connection with Mr. Pisula's departure as an executive officer and retention as a consultant of the Company, the per share exercise price was increased to $3.75 and the vesting of the option has been continued through the later of November 30, 1996 or the termination of the optionee's relationship with the Company: (a) at a rate of 9,722 shares per month or
    (b) in full upon earliest to occur of (i) the date on which the Company achieves two consecutive quarters of operating profits which aggregate at least $1.75 million, or (ii) upon the acquisition of the Company.

(6) In connection with Mr. Alexander's departure as an executive officer of the Company, the option became exercisable for 92,423 shares.

(7) The value of the unexercised in-the-money options in the table was determined by subtracting the exercise price of the options from the closing sale price of the Common Stock on the NASDAQ-NMS on December 29, 1995 ($3.75 per share) and multiplying the result by the number of options.

     The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference by anything incorporating by reference this Proxy Statement, future filings or generally into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

REPORT ON REPRICING OF OPTIONS

     In connection with the Company's stock option repricing program (the "Option Repricing Program") approved by the Board of Directors on March 14, 1995 certain outstanding options were surrendered in exchange for "New Options." The Board of Directors approved the Option Repricing Program in order to restore the incentive value of stock options held by directors, officers, key employees and other personnel of the Company and thus encourage their continuing services to the Company. As a result of the Option Repricing Program, outstanding employee stock options ("Old Options") for an aggregate of 3,943,000 shares of common stock with exercise prices ranging from $3.87 to $12.38 per share were surrendered for replacement options ("New Options") for an aggregate of 3,284,401 shares at $3.75 per share, the closing price for the common stock on March 14, 1995, the date on which the Board of Directors approved the Option

Repricing Program. Each New Option has the same vesting schedule as the Old Option exchanged therefor (i.e., each vesting schedule continues to run from the original date of grant of or other applicable date with respect to the Old Option). In connection with the Option Repricing Program, option agreements with respect to New Options were amended to: (i) extend option terms from five to ten years, the maximum term under the Plans; (ii)(a) extend the period of post-employment exercise from three months to one year in the case of Non-Qualified Stock Options and where termination is by reason of the optionee's death or disability, and (ii)(b) accelerate vesting in the case of termination by reason of disability; (iii) specify alternative means of payment upon exercise of options; and (iv) authorize tax withholding of shares. The following Ten-Year Option/SAR Repricing table sets forth the name of each executive officer who participated in the Option Repricing Program, his position with the Company at the time of the repricing and certain information concerning the repricing of their respective options.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                EXERCISE              LENGTH OF ORIGINAL
                                      NUMBER OF SECURITIES   MARKET PRICE OF    PRICE AT                 OPTION TERM
                                           UNDERLYING         STOCK AT TIME     TIME OF       NEW     REMAINING AT DATE
                                      OPTIONS/SARS REPRICED  OF REPRICING OR  REPRICING OR  EXERCISE   OF REPRICING OR
            NAME               DATE       OR AMENDED(#)       AMENDMENT($)    AMENDMENT($)  PRICE($)      AMENDMENT
---------------------------- -------- ---------------------  ---------------  ------------  --------  ------------------
Robert P. Bernardi.......... 3/14/95         272,400              $3.75          $ 5.88      $ 3.75          3 years
  Chief Executive Officer,   3/14/95         166,800              $3.75          $ 7.63      $ 3.75          3 years
  Treasurer and Director     3/14/95         282,375              $3.75          $10.36      $ 3.75        3.8 years
                             3/14/95         216,750              $3.75          $ 6.68      $ 3.75        9.4 years
Robert M. Sterling, Jr...... 3/14/95         272,400              $3.75          $ 5.88      $ 3.75          3 years
  Chairman of the Board,     3/14/95         166,800              $3.75          $ 7.63      $ 3.75          3 years
  Secretary and Director     3/14/95         282,375              $3.75          $10.38      $ 3.75        3.8 years
                             3/14/95         216,750              $3.75          $ 6.88      $ 3.75        9.4 years
John B. Mann................ 3/14/95         145,280              $3.75          $ 5.88      $ 3.75          3 years
  Assistant Secretary and    3/14/95          75,060              $3.75          $ 7.63      $ 3.75          3 years
  Director
Ronald B. Alexander......... 3/14/95         211,250              $3.75          $ 7.13      $ 3.75        4.4 years
  Chief Financial Officer
  and Vice President of
  Finance and Administration

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors has not appointed a compensation or similar committee and has therefore retained the responsibility for setting and administering the policies which govern executive compensation.

     Executive compensation is structured to provide levels of compensation that will assist the Company in attracting and retaining qualified executives who are capable of maximizing stockholder value. The compensation paid to the Company's executive officers is structured to be competitive within the high technology industry. Compensation for executive officers consists primarily of base salary, cash bonuses and grants of stock pursuant to the Company's stock option plans. Base salaries are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Bonuses and annual salary adjustments, if any, are determined by evaluating performance taking into account such factors as achievement of the Company's strategic goals, assumption of additional responsibilities and attainment of specific individual objectives. The Board believes that stock ownership by management is especially beneficial in aligning management's and stockholders' interests in the Company.

     The chief executive officer's February 1994 employment agreement with the Company provided for a base salary of $175,000 and a minimum bonus of $50,000. In May 1996 the Company entered into a consulting agreement with Mr. Bernardi and BCG, Inc., a company owned by Mr. Bernardi, which provides for compensation in substantially the same amount as Mr. Bernardi's 1994 employment agreement. The total bonus accrued for 1995 was $50,000. See "Employment and Consulting Agreements." The chief executive officer was granted an option on 210,000 shares of common stock in August 1995. In October 1994, in connection with a restructuring program adopted by the Company, the chief executive officer agreed to defer further payment of his bonuses until the Company achieves profitable operations.

     The 1995 salary and bonuses of the other executive officers were determined in large part, in the case of Messrs. Sterling and Mann, on the terms of the consulting agreements to which they and the Company are parties and a subjective assessment of their respective contributions to the Company's restructuring and capital raising activities in 1995 and, in the case of Mr. Alexander, on the terms of the compensation arrangement which he negotiated in connection with his decision to join the Company in July 1994. In October 1994, Messrs. Sterling, Mann and Alexander also agreed to defer further payment of their respective bonuses until the Company achieves profitable operations.

     Grants of Company stock options are intended to align the interests of executives, key employees and others with the long-term interests of the Company's stockholders and to encourage executives and key employees to remain in the Company's employ. Grants for more than 50,000 shares or to persons who are executive officers must be made by the Board of Directors, instead of by the Stock Option Plan Committee. Grants are not made at regular intervals, but are awarded subjectively based on a number of factors, including the achievement of the Company's financial and strategic goals and the individual's contribution to those achievements. The purpose of the awards to Messrs. Bernardi and Sterling in 1995 (210,000 shares in August) was to reward them for the substantial efforts required in connection with the Company's optionees in 1995 and to provide them with an additional equity interest in the Company.

     Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Named Executives. The cash compensation of each of the Company's executive officers is substantially below the $1 million threshold. The options granted under the Company's stock option plans to date may not meet the requirement of being performance-based as that term is used in the section and consequently their exercise could reduce the compensation tax deduction that would otherwise be available to the Company if the spread between the exercise price and the then fair market value of the common stock should cause a specified executive's compensation to exceed $1 million. The Board of Directors currently believes that it should be able to continue to manage the executive compensation paid to the Named Executives so as to preserve the related federal income tax deductions.

     The foregoing report covers the year 1995. The following persons served as directors during 1995:

   Robert P. Bernardi                       John B. Mann                      Robert Ripp
Robert M. Sterling, Jr.                   Herbert E. Welch                  John F. Burton
    Joseph T. Pisula

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bernardi, Mann, Sterling, Pisula, and Welch who were members of the Company's Board of Directors and executive officers of the Company in 1995 participated in the Board's deliberations concerning executive officer compensation for 1995.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for the period beginning with the Company's initial public offering on May 8, 1992 through December 31, 1995 with cumulative total return for the Nasdaq Stock Market (US) and for Nasdaq Computer & Data Processing Stocks (SIC code 737). The comparison assumes $100 was invested on May 8, 1992 in the Company's Common Stock at the $4.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

      Measurement Period          NIC-Common        NASDAQ
    (Fiscal Year Covered)            Stock         COMPOSITE     NASDAQ C&DPS
5/8/92                                     100             100             100
12/31/92                                115.63          116.56          112.33
12/31/93                                262.50          132.99          118.94
12/31/94                                115.63          130.03          144.87
12/31/95                                 93.75          188.26          219.84

                                                                     INDEXED/CUMULATIVE RETURNS
                                             BASE PERIOD    --------------------------------------------
              COMPANY/INDEX NAME               5/8/92       12/31/92    12/31/93    12/31/94    12/31/95
    --------------------------------------   -----------    --------    --------    --------    --------
    NIC-Common Stock......................       100         115.63      262.50      115.63       93.75
    NASDAQ COMPOSITE......................       100         116.56      132.99      130.03      188.26
    NASDAQ Computer & Data Processing
      Services............................       100         112.33      118.94      144.87      219.84

AGREEMENTS WITH EMPLOYEES AND CONSULTANTS

     The Company has entered into consulting agreements with BCG, Inc. ("BCG") (of which Mr. Bernardi is the sole stockholder), Mann Enterprises, Inc. ("Mann Enterprises") (of which Mr. Mann is the majority stockholder) and with Sterling Capital Group, Inc. ("Sterling Capital") (of which Mr. Sterling is the sole stockholder) which provide for BCG, Mann Enterprises and Sterling Capital to make the services of Messrs. Bernardi, Mann and Sterling available to the Company. Each of the consulting agreements is for an initial term ending January 31, 1999 and continues from year to year thereafter unless terminated. Each of the agreements with BCG and Sterling Capital Group provides for an annual consulting fee of $175,000, subject to increases upon review by the Board of Directors, and an annual performance bonus of not less than $50,000 as determined by the Board of Directors. The consulting agreement with Mann Enterprises provides for an annual consulting fee of $120,000, subject to increases upon review by the Board of Directors, and an annual performance bonus based on the operating results of certain businesses acquired by the Company in which Mr. Mann was significantly involved. The Company has also agreed to employ each of Mr. Sterling and Mr. Mann as Assistant Secretary of the Company at an annual salary of $5,000. In determining the levels of bonuses and increases in salary or consulting fees, the Board of Directors intends to consider such factors as the levels of compensation of senior executives of comparable companies, the overall performance of the Company and the respective contributions of Messrs. Bernardi, Mann and Sterling to that performance. Apart from these considerations, no criteria have been established that would limit the amounts of bonuses or the size of increases in consulting fees. The agreements provide demand registration rights to Messrs. Bernardi, Mann and Sterling with respect to securities of the Company owned by them or which they may acquire upon exercise of options. The consulting agreements provide that Messrs. Bernardi, Mann and Sterling will devote their reasonable best efforts to the business of the Company and the furthering of its interests and that each of them is expected to devote up to 100 hours per month to the Company's affairs as requested by the Company. The Company expects that Mr. Bernardi will, in addition to serving as Chairman, perform other duties assigned to him by the Board of Directors and that Messrs. Mann and Sterling will identify and pursue on behalf of the Company business development projects, including acquisitions and, as needed, financings, perform other duties as requested by the Board and be available to consult with the executive officers on matters affecting the Company. Each of the respective agreements prohibits Messrs. Bernardi, Mann and Sterling during the term of the agreement from certain associations with any business that competes with the Company.

     The agreements also provide that if the consultant's services are terminated by the Company for any reason other than cause, death or disability, or if the consultant terminates the agreement for "good reason," the Company will pay in a lump sum the full amount of the fees and benefits which the consultant would have received, at the average rate in effect during the six month period immediately prior to termination, and of the annual bonuses which would have been received, at the rate of the bonus for the last full fiscal year prior to termination, if the consultant's services had continued for the remaining term of the agreement. The term "good reason" means a failure by the Company to comply with any material provision of the agreement, a change of control of the Company to which the consultant has not given prior written consent or a good faith determination by the consultant that as a result of a change in control he is unable to discharge effectively his duties under the agreement. A change in control is deemed to occur if substantially all the assets of the Company are sold, if the Company is merged or consolidated with, or becomes a subsidiary of another corporation, if any person acquires 20% or more of the combined voting power of the Company's securities and is then the largest holder of such securities or if during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     Effective February 27, 1995, the Company entered into an employee retention agreement with Mr. Pisula which replaced his prior consulting arrangement with the Company. "See Certain Relationships and Related Transactions." Under the retention agreement, Mr. Pisula was an employee at will, and his compensation consisted of a base salary of $200,000 and a bonus of $75,000 to be earned quarterly on a pro-rated basis if the Company's revenues and earnings met or exceeded certain objectives. In May 1996, Mr. Pisula departed as an executive officer and director of the Company but agreed to serve as a consultant through November 30, 1996 for a monthly fee equal to his base salary. Pursuant to the retention agreement, Options were granted to Mr. Pisula in February 1995 on 350,000 shares of Common Stock at $3.50 per share. See "Executive
Compensation -- Stock Options."

CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into consulting agreements with BCG, Inc., a corporation of which Mr. Bernardi is the sole stockholder, Sterling Capital Group, Inc., a corporation of which Mr. Sterling is the sole stockholder, and Mann Enterprises, Inc., a corporation of which Mr. Mann is the majority stockholder, and an employee retention agreement with Mr. Pisula. See "Executive Compensation -- Employment and Consulting Agreements."

     Prior to his appointment as a Director, President and Chief Operating Officer of the Company, Mr. Pisula was a consultant affiliated with Focus, a management consulting firm which provided his services to the Company from November 1, 1994 to February 27, 1995 at a fee of $1,200 per day for approximately 75% of the business days falling between those dates. The Company paid Focus an aggregate of approximately $72,000 during 1994 and 1995 for Mr. Pisula's services. While Mr. Pisula was a management consultant to the Company, the Company and one of its subsidiaries retained another management consultant affiliated with Focus to find a buyer for the Company's Wildsoft division ("WS") and otherwise to assist the Company in the sale of WS. In connection therewith, Focus was paid 1% of the sale price of WS ($13.00). The Company has also retained Focus to advise it on certain marketing and sales activities and other possible divestitures. Mr. Pisula has no economic interest in Focus and will receive no remuneration from Focus in connection with the sale of WS or the ongoing advisory activities of Focus for the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and changes of ownership of the Common Stock with the SEC and the NASDAQ Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under
Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal year 1995, all reports required of Reporting Persons pursuant to Section 16(a) were timely filed except that: Mr. John F. Burton filed a Form 5 in February 1996 reporting an option on shares of the Company's Common Stock held by him but not reported when he became a Director in September 1995, and Mr. Fred E. Kassner, then a beneficial owner of more than 10% of the Company's Common Stock, filed a Form 5 in February 1996 reporting Redeemable Common Stock Purchase Warrants held by him but not reported on his Form 3 filed in December 1995.

    PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent accountants, as auditors of the Company to examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on December 31, 1996. Ernst & Young LLP currently serves as the Company's independent accountants. Representatives of Ernst & Young LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from stockholders.

     Although ratification of the appointment of Ernst & Young LLP is not required, the Board of Directors requests that the stockholders ratify the appointment. If ratification is not obtained, the Board will reconsider the matter of appointment of independent accountants for the Company.

     The Company engaged Ernst & Young LLP effective June 25, 1995 as independent accountants to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1996. Ernst & Young LLP replaced Price Waterhouse LLP. The Company's decision to retain Ernst & Young and discontinue the engagement of Price Waterhouse as the Company's principal independent accountants was approved by the Board of Directors of the Company. The Company had engaged Price Waterhouse LLP effective January 21, 1994 as independent accountants to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1993. Price Waterhouse replaced Hoffman Dykes & Fitzgerald, P.C. ("HD&F"). The Company's decision to retain Price Waterhouse LLP and discontinue the engagement of HD&F as the Company's principal independent accountants was approved by the Board of Directors of the Company. The Company decided to engage Price Waterhouse LLP because the Company's operations were becoming increasingly international in scope. At the time the Company changed principal independent accountants, there had been no disagreements with HD&F on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of HD&F, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company for the fiscal years ended December 31, 1992 and December 31, 1991. There have been no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Price Waterhouse, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the fiscal years ended December 31, 1995 and December 31, 1994. Following its retention in January 1994, Price Waterhouse communicated certain internal control matters to the Company involving, for the fiscal year ended December 31, 1994, recommendations that the Company should ensure compliance with its revenue recognition policies and should further ensure that significant and/or unusual accounting and reporting issues are addressed and documented on a timely basis. The report of Price Waterhouse on the financial statements of the Company for the three fiscal years ending December 31, 1995 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1996.

          PROPOSAL 4 -- APPROVAL OF AMENDMENT TO THE 1994 KEY EMPLOYEE
                          INCENTIVE STOCK OPTION PLAN

     The Company believes that stock options are an important incentive in attracting, retaining and motivating key personnel who can contribute to the successful conduct of its business and affairs. In order to provide such incentive, the Board of Directors has adopted, and the Company's stockholders have approved, among other plans, the 1994 Key Employee Incentive Stock Option Plan (the "1994 Plan").

     Through January 1994, when considering the grant of a number of options for which there were not enough shares available under an existing plan, the Board of Directors followed the practice of adopting a new plan instead of amending an existing plan to increase the number of shares available for grant thereunder. Since that time, the Board of Directors has followed the practice of increasing the number of shares available for grant under the 1994 Plan and on August 1, 1996 approved an increase under that Plan from 5,000,000 to 6,000,000 shares. At the time of the Board's action, only 445,428 shares remained available for the grant of options under all the Plans. The Board of Directors believes that the adoption of this amendment will allow the Company to continue to utilize stock options as an incentive in attracting, retaining and motivating key personnel who can contribute to the successful conduct of its business and affairs. Whether additional plans or increases in the number of available shares under existing plans are necessary in the future will depend on the Board's continuing assessment of the arrangements necessary to attract, retain and motivate key personnel. Stockholders are being asked to approve this increase so that options granted with respect to the increased shares may qualify as Incentive Stock Options under the Code. The amendment is being implemented by changing the number of shares referred to in Section 4 of the Plan to 6,000,000 shares.

     The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve an increase in the number of shares available for issuance under the 1994 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1994 PLAN.

GENERAL DESCRIPTION OF THE 1994 PLAN

     The 1994 Plan is intended to provide incentive to eligible participants by affording them opportunities to purchase shares under (a) incentive stock options ("Incentive Stock Options") as that term is defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and (b) other stock options ("Non-Qualified Stock Options"). To the extent that the aggregate fair market value (determined at the time of grant) of the shares for which Incentive Stock Options are exercisable for the first time by a person during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such options are treated as options which are not Incentive Stock Options.

     The 1994 Plan is administered by the Company's Board of Directors or a committee of directors appointed by the Board. See "Board Committees and Meetings." Subject to the terms of the 1994 Plan, the Board has the authority:
(a) to determine the individual persons to whom options shall be granted, the number of shares to be subject to each option, the purchase price of the shares under each option, the times at which options shall be granted and shall vest, and the provisions of the instruments by which options shall be evidenced; (b) to interpret the 1994 Plan; and (c) to make all determinations necessary or advisable for the administration of the 1994 Plan.

     The 1994 Plan will terminate no later than ten years after the date of its adoption by the Board of Directors. Options granted pursuant to the Plans will terminate at a date fixed by the Board, but no later than ten years after the date the options are granted. Each Incentive Stock Option granted to a person who owns, directly or indirectly, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, as contemplated by Code Sections 422(b)(6) and 424(d) ("Ten-Percent Shareholder"), will expire no later than five years after the date of the grant of the option.

     The Board is authorized to grant options for up 5,000,000 shares under the 1994 Plan. When an option expires or terminates prior to the end of the period during which options may be granted under the 1994 Plan, new options may be granted under the 1994 Plan to purchase any shares not purchased pursuant to the expired or terminated option.

     Options granted under the 1994 Plan become exercisable at one time or in two or more installments as determined by the Board and provided in the agreement evidencing the option. Options generally become exercisable on a cumulative basis in four equal installments on each of the first four anniversaries of the date of grant.

     Under the terms of the Plan, each Incentive Stock Option granted must have an exercise price of at least 100% of the fair market value of a share at the time of the grant (at least 110% of such value in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder pursuant to Plan) and, during the lifetime of the optionee, be exercisable only by the optionee. Accepted forms of payment of the exercise price include cash or check and, in addition, for options issued on and after March 14, 1995: shares of common stock previously owned by the optionee, with certain qualifications; in the case of registered option shares and subject to certain limitations, exercise through a broker's sale of the option shares with proceeds covering the option price remitted to the Company; or a combination of the foregoing. Option agreements issued on and after March 14, 1995 also allow tax withholding of shares where shares are to be delivered to or retained by the Company in connection with an exercise of an option.

     Certain options may be exercised, after an optionee's employment terminates, for the number of shares then vested (or may be exercised in full in the case of death) for a period of three months, subject in each case to the stated term of the option. In other cases, an Option continues to be exercisable for the number of shares as to which it was exercisable at the date of termination of the optionee's association with the Company and, generally, terminates on the date which is three months thereafter in the case of an Incentive Stock Option or one year thereafter in the case of any other option or, if earlier, the expiration date of the option; provided however, that if such termination of association is by reason of the optionee's death or disability (within the meaning of Section 122 (c)(6) of the Code), then the option immediately becomes exercisable in full and terminates on the date which is one year thereafter or, if earlier, the expiration date of the option. In May 1996 the period of post employment exercise was generally extended to three years in the case of Non-Qualified Stock Options and where termination is by reason of the optionee's death or disability.

     The number of shares subject to the 1994 Plan, and the number and price of shares subject to any option then outstanding thereunder, will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Company's Board of Directors, any stock dividend, stock split or share combination of the common stock or any recapitalization of the Company. In the event of certain business combinations and reorganizations (such as a merger, consolidation, sale of substantially all the assets, reorganization, dissolution or liquidation of the Company) in connection with which all the outstanding shares of common stock are converted into or exchangeable for other securities or other property, each outstanding option shall terminate, but the optionee shall have the right, immediately prior to such event, to exercise the option in full without regard to the otherwise applicable vesting schedule; provided that, under certain circumstances, the optionee shall not have such immediate exercise right, but in that case the option, to the extent not previously exercised, shall continue in effect and subject to the applicable vesting schedule, but shall pertain not to shares but to the securities or other property into or for which the remaining shares would have been convertible or exchangeable had they been outstanding at the effective time of the transaction. For example, in the case of a merger of the Company into another company, if each share of common stock is to be converted into two shares of preferred stock of the acquiring company, the optionee shall be entitled to acquire, upon exercise of an option, two shares of that preferred stock.

AMENDED PLAN BENEFITS

     The following table shows the number of shares subject to outstanding options under the 1994 Plan as of October 1, 1996 for each of the Company's Chief Executive Officer and the Named Executives at December 31, 1995, all seven current executive officers as a group, all current directors who are not, and at December 31, 1995 were not, executive officers as a group and all non-executive officer employees as a group. The number of shares reflect reductions resulting from the Company's Option Repricing Program.

                   NAME AND POSITION                  1994 PLAN DOLLAR VALUE(1)    NUMBER OF OPTIONS
    -----------------------------------------------   -------------------------    -----------------
    Robert P. Bernardi.............................              $ 0                     499,125
      Chairman of the Board
    John B. Mann...................................                0                     140,000
      Assistant Secretary
    Robert M. Sterling, Jr. .......................                0                     709,125
      Assistant Secretary
    Joseph T. Pisula...............................                0                     350,000
      President, Chief Operating Officer and
      Secretary
    Ronald B. Alexander............................                0                      92,423
      Vice President of Finance and Administration,
      Chief Financial Officer and Treasurer
    Current Executive Officers as a Group                          0                   1,449,125
      (7 persons)..................................
    All Non-Executive Directors as a Group (3                      0                     221,675
      persons).....................................
    All Non-Executive Officer Employees as a Group                 0                   2,126,994
      (124 persons)................................

---------------
(1) All options were granted at exercise prices equal to the fair market value of the common stock at the date of grant. Because optionees must pay the exercise price to the Company to acquire shares upon exercise of an option, the dollar value of benefits received by or allocated to the optionees on the grant date was zero. The per share exercise prices range from $3.13 to $6.82. On October 1, 1996, the last sale price for the Common Stock as reported by NASDAQ was $3 1/16 per share.

     The following table provides information concerning the values of exercisable and unexercisable options under all of the Company's stock option plans as of October 1, 1996. The values shown in the table are based on the spread between the exercise prices of in-the-money options and $3 1/16, the last sale price for the common stock on October 1, 1996 as reported by NASDAQ. The values assume that the shares could be sold at current market prices and do not reflect restrictions on the sale of the shares as to which certain of the executive officers may be subject as affiliates of the Company. The numbers and values of options in the following table reflect the Company's Option Repricing Program.

                              OUTSTANDING OPTIONS

                                                     TOTAL OPTIONS                    OPTION VALUE
         NAME OF INDIVIDUAL, GROUP AND        ----------------------------    ----------------------------
          NUMBER OF PERSONS IN GROUP          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    ---------------------------------------   -----------    -------------    -----------    -------------
    Robert P. Bernardi.....................     1,348,325              0        $92,500           $ 0
    John B. Mann...........................       560,340              0         92,500             0
    Robert M. Sterling, Jr. ...............     1,348,325              0         92,500             0
    Joseph T. Pisula.......................       184,722        165,278              0             0
    Ronald B. Alexander....................        92,423              0              0             0
    Current Executive Officers as a Group
      (7 persons)..........................     1,567,075      1,031,250         92,500             0
    Current Non-Executive Directors as a
      Group (3 persons)....................        17,088        204,587              0             0
    All Non-Executive Employees as a Group
      (166 persons)........................     2,478,909      1,275,075              0             0

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the federal income tax consequences to Plan participants who may receive awards under the Plans. This summary is based upon the provisions of the Code in effect as of September 30, 1995, and regulations and interpretations with respect to the applicable provisions of the Code as of that date.

     A participant who is granted an Incentive Stock Option will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an Incentive Stock Option while employed by the Company or within the three-month period after termination of employment, no ordinary income will be recognized by the participant at that time but the excess of the fair market value of the shares acquired by such exercise over the option price will be a tax adjustment item for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company will be entitled to a federal tax deduction in a like amount).

     A participant who receives a Non-Qualified Stock Option grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. Except as discussed below, when a participant exercises a Non-Qualified Stock Option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. The capital gain holding period of the shares acquired will begin one day after the date the Non-Qualified Stock Option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

     If payment of the option price of a Non-Qualified Stock Option is made by delivery of shares, the transaction is considered to be a tax-free exchange on a share-for-share basis of the previously owned shares at their then fair market value for the Non-Qualified Stock Option shares at the option price. Any Non-Qualified Stock Option shares received by the optionee in excess of the number of shares surrendered will be taxed at ordinary income tax rates on their fair market value. Payment of the option price of an Incentive Stock Option by means of Incentive Stock Option shares will be subject to the rules regarding Disqualifying Dispositions.

     If a participant who is subject to the insider trading rules of Section 16(b) of the 1934 Act receives shares by reason of the exercise of a Non-Qualified Stock Option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the amount paid for the shares, if any, on the earlier of (i) the first day the sale of such shares at a profit is no longer subject to Section 16(b) of the 1934 Act (which may be the date of exercise), or (ii) six months less one day from the date of exercise of the option (the "Recognition Date"), and the Company will be entitled to a deduction of a like amount for federal income tax purposes at that time. The income when recognized will include any appreciation in the value of the stock realized on the Recognition Date, and the capital gain holding period will not begin until the Recognition Date. However, if the Recognition Date is not the date of exercise, such a participant may elect to have the normal rules described with respect to Non-Qualified Stock Options apply by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the exercise of the Non-Qualified Stock Option.

                             SHAREHOLDER PROPOSALS

     The Company anticipates that its 1997 annual meeting of stockholders will be held in June, 1997. In order to be considered for that meeting, shareholder proposals must be received by the Company no later than February 1, 1997. Stockholders should send their proposals to the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before February 20, 1997.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

                                          By Order of the Board of Directors

                                          /s/ ROBERT P. BERNARDI

                                          ROBERT P. BERNARDI
                                          Chairman of the Board and Secretary

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                      APPENDIX A

                          CLASSIFIED BOARD AMENDMENTS

SECTION 3.02. NUMBER, QUALIFICATION AND TERM OF OFFICE. (a) The number of Directors shall be one or such other number not greater than nine as shall be fixed from time to time by the Board. Directors need not be Stockholders.

     (b) The Board shall be divided into two classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits with the term of office of one class expiring each year. At the Annual Meeting of Stockholders in 1996, Directors of the first class shall be elected to hold office for a term expiring at the next annual meeting, and until the election and qualification of their successors, or until their prior death, resignation or removal, and Directors of the second class shall be elected to hold office for a term expiring at the second annual meeting of stockholders thereafter, and until the election and qualification of their successors, or until their prior death, resignation or removal. The following present Directors are hereby designated initial members of the classes as indicated below:

    CLASS I             CLASS II
---------------    -------------------
John F. Burton     Robert P. Bernardi
James J. Leto      Robert Ripp
C. Alan Peyser

     (c) Each successor to a Class I or Class II Director shall hold office until the second annual meeting of the stockholders next succeeding his or her election, and until his or her successor is elected and qualified, or until his or her prior death, resignation or removal; except however, if additional directorships are established, the initial term for such directorships shall be for one or more years not greater than two as determined by the Board in order to ensure that approximately one-half (1/2) of all of the directors are elected at each annual meeting of the stockholders.

     SECTION 3.04. REMOVAL. Any or all of the Directors may be removed, but only for cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the recordholders of Shares pursuant to Section 2.09 hereof.

     SECTION 3.05. VACANCIES. Vacancies occurring on the Board for any reason including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors or by written consent of such recordholders pursuant to
Section 2.09 hereof or by vote of the Board or by written consent of the Directors pursuant to Section 3.08 hereof. If the number of Directors then in office is less than a quorum, such vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

               THE 1994 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                                       OF
                          NETWORK IMAGING CORPORATION



         1. Purpose. This Stock Option Plan ("Plan") is intended to provide incentive to Eligible Participants (as hereinafter defined) to advance the interests of Network Imaging Corporation (the "Company") and its subsidiaries by providing those persons with opportunities to purchase shares of the Company's Common Stock ("Shares") under (a) incentive stock options ("Incentive Stock Options") as such term is defined under Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), in the case of officers and key employees of the Company and its subsidiaries, and (b) other stock options in the case of all Eligible Participants. (As used herein, "Options" and "Option" refer to Incentive Stock Options and other options hereunder.)

         2. Administration. The Plan shall be administered by the Board of Directors of the Company or a committee of one or more directors appointed by the Board (the "Board"). The Board shall have authority, subject to the terms of the Plan, (a) to determine the persons to whom Options shall be granted, the number of Shares to be subject to each Option ("Option Shares"), the purchase price of and the consideration and method of payment for the Shares under each Option ("Option Price"), the times at which Options shall be granted and shall vest and other terms and conditions thereof, and the provisions of the instruments by which Options shall be evidenced; (b) to modify or amend any Option or to waive any restrictions or conditions applicable to any Option or the exercise thereof; (c) to interpret the Plan and the instruments by which Options shall be evidenced; and (d) to make all determinations necessary or advisable for the administration of the Plan.

         3. Eligibility. Options may be granted to persons who at the time of grant are existing or potential officers or directors or key employees of or consultants or advisers to the Company or any of its subsidiaries ("Eligible Participants"). The granting of any Option to a person shall neither entitle such person to, nor disqualify such person from, receiving additional Options.

         4. Shares Subject to this Plan. The total number of Shares that may be issued pursuant to Options granted under this Plan shall not exceed 6,000,000 Shares (subject to adjustment as provided in Section 7). In the event that any outstanding Option under this Plan for any reason expires or is terminated prior to the end of the period during which Options may be granted, the

Shares not purchased pursuant to such Option may again be subject in full or in part to Options under this Plan.

         5. Granting of Options. Options may be granted under the Plan at any time prior to January 3, 2004. Persons to whom Options have been granted and whose Options remain outstanding under the Plan are referred to herein as "Optionees."

         6. Provisions of Options. Options shall be evidenced by instruments in such forms as the Board may from time to time approve. Options shall conform to the following:

         (a) Option Price. The Option price per Share of Incentive Stock Options shall be not less than 100% of the fair market value of a Share at the time the Option is granted; provided, however, that in the case of an Incentive Stock Option granted to a person who owns, directly or indirectly, Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, as contemplated by Code Sections 422(b)(6) and 424(d) ("Ten-Percent Stockholder"), the Option price per Share shall not be less than 110% of the fair market value of a Share at the time the Option is granted.

         (b) Term of Options. Each Option shall expire as provided in the instrument evidencing the Option, and in no event later than the tenth anniversary of the date of its grant, provided, however, that in the case of a Ten-Percent Stockholder, each Incentive Stock Option shall expire no later than the fifth anniversary of the date of its grant.

         (c) Exercisability. Each Option shall become exercisable at one time or in two or more installments as provided in the instrument evidencing the Option. An Option shall be exercisable during an Optionee's lifetime only by the Optionee.

         The holder of an Option shall have none of the rights or privileges of a stockholder with respect to the Shares issuable upon exercise of the Option until certificates evidencing such Shares shall have been delivered to such optionee upon exercise of his or her Option.

         The Company shall deliver certificates evidencing such Shares within a reasonable period of time; provided, however, that if any law, regulation, or agreement requires the Company to take any action with respect to such Shares before such delivery, then the date for such delivery shall be extended for the period necessary to take such action.

         (d) Termination. If an Optionee ceases to be an Eligible Participant, any Option or unexercised portion thereof granted to such Optionee which is otherwise exercisable shall terminate as provided in the instrument evidencing the Option, but in no event later than the date of expiration of the term of the Option.

         (e) Assignability. An Optionee may not assign, transfer, pledge or otherwise dispose of an Option other than by will or the laws of descent and distribution.

         (f) Limit. To the extent that the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Shares for which Incentive Stock Options are exercisable for the first time by a person during any calendar year under all incentive stock option plans of the Company (and its parent and subsidiary corporations, if any) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

         Instruments evidencing Options may contain such other provisions, consistent with this Plan, as the Board deems advisable. Among those provisions may be restrictions on the right of the Optionee to dispose of Shares and a requirement that the Optionee represent to the Company in writing, when an Option is granted or when Shares are purchased on exercise of an Option, that such Optionee is accepting such Option, or purchasing Shares, for his or her own account for investment only. Certificates issued representing Shares granted upon the exercise of any Option may be marked with an appropriate legend noting restrictions on their transfer or other disposition to insure compliance with any applicable agreements or provisions of law.

         7. Capital Adjustments. The number of Shares subject to the Plan, and the number and price of Shares subject to any Option then outstanding, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Board of Directors of the Company, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. In the event of any merger, consolidation, sale of substantially all the assets, reorganization, dissolution or liquidation of the Company, in connection with which all the outstanding shares of the Company's Common Stock are converted into or exchangeable for other securities or other property, each outstanding Option shall terminate, but the Optionees shall have the right, immediately prior to such event, to exercise their Options in full without regard to the vesting schedule otherwise applicable thereto; provided, however, that in the case of a merger, consolidation, sale of substantially all the assets or reorganization, the parties thereto may provide that the Optionees shall not have such right, but in that case the Options, to the extent not previously exercised, shall continue in effect and subject to the applicable vesting schedule but shall pertain not to the remaining Option Shares but to the securities or other property into or for which the remaining Option Shares would have been convertible or exchangeable if they had been outstanding at the effective time of the transaction (e.g., in the case of a merger of the Company into another company, if each share of Common Stock of the Company is converted into two shares of preferred stock of the acquiring company, the Optionee shall be entitled upon exercise and payment of the Option Price to acquire two shares of that preferred stock).

         8. Term and Amendment of Plan. The Plan shall be effective on January 3, 1994 and shall expire on January 3, 2004 (except as to Options outstanding on that date). The adoption of the Plan is subject to approval by the stockholders of the Company, and any options granted hereunder prior to such approval shall provide that they may not be exercised unless and until such approval has been obtained.

         The Board, by majority vote and without stockholder approval, may terminate the Plan at any time and from time to time amend the Plan in such respects as it shall deem advisable to conform to any change in the applicable law or for any other purpose, but shall not, without stockholder approval: (a) increase the number of Shares that may be issued under the Plan (except by operation of Section 7); or (b) change the class of persons eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code.

         An amendment of this Plan shall not, without the written consent of an Optionee, adversely affect such Optionee's rights and privileges under an Option theretofore granted.

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                         NETWORK IMAGING CORPORATION
                     PROXY FOR THE MEETING OF STOCKHOLDERS
                       TO BE HELD ON NOVEMBER 21, 1996

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby constitutes and appoints Robert P. Bernardi and James J. Leto, or either one of them acting in the absence of the other, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the meeting of stockholders to be held November 21, 1996, and at any and all adjournments thereof. The proxies are to have full authority to cast, with respect to the following matters, on the reverse side of this proxy card, the number of votes the undersigned would entitled to cast if personally present at the meeting:


                        (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A /X/ PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

                    FOR all nominees                 WITHHOLD
                 listed at right (except             AUTHORITY
                   as marked to the           to vote for all nominees
                  contrary at right)             listed at right
2. ELECTION OF          /   /                      /   /                            NOMINEES:
   CLASS I AND
   CLASS II                                                                             CLASS I DIRECTORS:
   DIRECTORS.                                                                           John F. Burton
                                                                                        James J. Leto
(INSTRUCTION:  To withhold authority to vote for an                                     C. Alan Peyser
individual nominee, strike a line through the nominee's
name in the list at right)                                                              CLASS II DIRECTORS:
                                                                                        Robert P. Bernardi
                                                                                        Robert Ripp

                                                                     FOR             AGAINST           ABSTAIN
1.  Ratification of the adoption of amendments to                  /    /            /    /             /    /
    the Company's Bylaws to provide for a
    classified Board of Directors.

3.  Ratification of the selection of Ernst & Young                 /    /            /    /             /    /
    LLP as the Company's independent auditors
    for 1996.

4.  Approval of an amendment to the 1994 Key                       /    /            /    /             /    /
    Employee incentive Stock Option Plan to
    increase the number of shares subject to the
    Plan.

5. To transact such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH MATTER LISTED ABOVE. STOCKHOLDERS ARE ENCOURAGED TO VOTE ON THE MATTERS TO BE CONSIDERED. THIS PROXY WILL BE VOTED AS SPECIFIED, EXCEPT THAT IF NOT INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND IN FAVOR OF EACH PROPOSAL.

        The undersigned hereby acknowledges receipt of a copy of the notice of the meeting of stockholders and of the related proxy statement.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE                                 DATE                        SIGNATURE                              DATE
          -----------------------------        ------------------                  ------------------------       ------------------

NOTE: Please sign the exact name(s) in which your shares are registered. If stocks are held jointly, both names should be signed Executors, administrators, trustees, guardians and other signing in a representative capacity should give their full titles.

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